                                                                  EXECUTION COPY


                           GLOBAL SETTLEMENT AGREEMENT
                           ---------------------------

         THIS GLOBAL SETTLEMENT AGREEMENT (this "Agreement") is made and entered into as of July 30, 2004 (the "Signing Date"), by and among the following (each, a "Party" and, collectively, the "Parties"):

         (a) Pegasus Satellite Communications, Inc. ("PSC") (on its own behalf and on behalf of its direct and indirect subsidiaries listed on Exhibit A hereto (collectively with PSC, "Pegasus" or the "Pegasus Debtors"; the Pegasus Debtors listed in Part I of Exhibit A are referred to as the "Selling Pegasus Debtors" and the Pegasus Debtors listed in Part II of Exhibit A are referred to as the "Other Pegasus Debtors")),

         (b) Pegasus Communications Corporation ("PCC") (on its own behalf and on behalf of its direct and indirect subsidiaries, other than the Pegasus Debtors (collectively, "Pegasus Non-Debtors")),

         (c) DIRECTV, Inc. ("DIRECTV") (on its own behalf and on behalf of its direct and indirect subsidiaries (collectively, the "DTV Parties")),

         (d) The DIRECTV Group, Inc. ("DTVG") (on its own behalf and on behalf of its direct and indirect subsidiaries, with the exclusion of the DTV Parties (collectively, the "DTVG Parties")),

         (e) National Rural Telecommunications Cooperative ("NRTC"),

         (f) The statutory committee of unsecured creditors duly appointed in the Chapter 11 Case (the "Committee"), and

         (g) the members of the Committee listed on the signature pages hereto (collectively, the "Releasing Members"), solely with respect to those Sections of this Agreement specified for each such Releasing Member on the signature pages hereto.

                                    RECITALS
                                    --------
INTRODUCTION
------------

         A. On June 2, 2004 (the "Commencement Date"), each of the Pegasus Debtors filed a voluntary petition (collectively, the "Petitions") for relief with the United States Bankruptcy Court for the District of Maine (the "Bankruptcy Court"), commencing cases (collectively, the "Chapter 11 Case") under chapter 11, title 11 of the United States Code (the "Bankruptcy Code").

         B. The Pegasus Debtors have been authorized to remain in possession of their property and to continue in the operation and management of their businesses as debtors and debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         C. PCC is the ultimate corporate parent of the Pegasus Debtors and the Pegasus Non-Debtors.

         D. Prior and subsequent to the Commencement Date, Pegasus was, and continues to be, in the business of, among other things, providing direct broadcast satellite television ("DBS") services in certain territories in predominantly rural areas in the United States through agreements with NRTC, a not-for-profit cooperative, called the "NRTC/Member Agreements for Marketing and Distribution of DBS Services" (as amended, the "Member Agreements"). NRTC obtained the DBS services it distributes to Pegasus and to other members and affiliates of NRTC through a contract with DIRECTV called the "DBS Distribution Agreement," dated as of April 10, 1992, as amended, between NRTC and DIRECTV as well as its predecessor, Hughes Communications Galaxy, Inc. (the "DBS Agreement"). In addition, Pegasus obtained certain rights to sell certain programming services provided by DIRECTV pursuant to the Revised Seamless Consumer Program, dated October 3, 2001, as amended, between DIRECTV and Pegasus (the "Seamless Agreement"). To provide for the use of DIRECTV's tradenames and trademarks in connection with the provision of the DBS services, DIRECTV and NRTC entered into the Trademark License Agreement, dated as of September 12, 1994 (the "Trademark License Agreement"). (The DBS Agreement, Member Agreements, Seamless Agreement, and Trademark License Agreement are collectively referred to as the "DIRECTV Agreements.").

THE CALIFORNIA LITIGATION
-------------------------

         E. On or about January 10, 2000, Pegasus initiated a lawsuit against DIRECTV and Hughes Communications Galaxy, Inc. in the United States District Court for the Central District of California, Case No. 00-00368LGB(CWx), seeking equitable, declaratory and monetary relief for alleged violations of DIRECTV's obligations to provide certain DBS services under the DBS Agreement for exclusive distribution by Pegasus in the territories covered by the Member Agreements and alleged misuse by DIRECTV of DBS subscriber information (the "California Litigation"), among other claims. Thereafter, DIRECTV and Hughes Communications Galaxy, Inc. filed counterclaims against Pegasus in the California Litigation seeking certain declaratory rulings as to Pegasus' rights under its Member Agreements.

         F. Pegasus voluntarily dismissed certain of its claims, and in a series of rulings issued during the California Litigation, the last of which was entered on or about May 11, 2004, the California Court adjudicated and/or dismissed all of Pegasus' remaining claims. The court entered a declaratory judgment on certain of DIRECTV's counterclaims and dismissed the remainder.

         G. On or about June 19, 2001, DIRECTV brought claims in the Superior Court of California for Los Angeles for breach of contract and an accounting against Pegasus for violations of a joint marketing agreement. Pegasus removed the case to the United States District Court for the Central District of California, Case No. 01-06220LGB (CWx) (the "Seamless Marketing Litigation"). Pegasus denied DIRECTV's allegations and filed counterclaims against DIRECTV for compensatory and punitive damages and for rescission for fraud, misrepresentation, breach of contract and breach of the implied covenant of good faith and fair dealing.

         H. A jury trial commenced in the Seamless Marketing Litigation on March 23, 2004. On April 14, 2004, the jury returned a verdict in favor of DIRECTV on two of its causes of action. The jury awarded DIRECTV damages in the amount of $51,499,999, and the judge awarded DIRECTV prejudgment interest in the amount of $10,699,601.32. Judgment was entered by the Court in the Seamless Marketing Litigation in the amount of $62,586,479.43 on or about May 21, 2004.

         I. Pegasus has appealed most of the District Court's rulings in both the California Litigation (Case No. 04-56076) and the Seamless Marketing Litigation (Case No. 04-56098) to the United States Court of Appeals for the Ninth Circuit. These appeals remain pending.

THE BEST EFFORTS LITIGATION
---------------------------

         J. On or about June 2, 2004, DIRECTV filed a complaint against PCC and Pegasus in the United States District Court for the Central District of California, Case No. 04-3895RGK (the "Best Efforts Litigation"), seeking preliminary and permanent injunctive relief to prevent unauthorized use by Pegasus of DIRECTV trademarks and also seeking monetary damages for alleged violations by Pegasus of obligations under the Member Agreements to use best efforts in marketing DIRECTV services. Further proceedings in the Best Efforts Litigation have been stayed due to the commencement of the Chapter 11 Case.

PROCEEDINGS IN THE BANKRUPTCY COURT
-----------------------------------

         K. On June 2, 2004, DIRECTV and NRTC notified Pegasus that on June 1, 2004, DIRECTV and NRTC had mutually agreed to terminate the DBS Agreement and the Trademark License Agreement. On June 2, 2004, NRTC also notified Pegasus that NRTC had terminated Pegasus' Member Agreements effective August 31, 2004, and DIRECTV notified Pegasus that it had terminated the Seamless Agreement, also effective August 31, 2004. Pegasus disputes the legality of the foregoing terminations.

         L. Shortly after the Commencement Date, Pegasus sought a determination from the Bankruptcy Court that DIRECTV had violated the automatic stay provided for in section 362(a)(3) of the Bankruptcy Code by (i) marketing to new subscribers and existing subscribers in Pegasus' territories and (ii) allegedly soliciting those subscribers using subscriber information. In a bench decision rendered on June 10, 2004 and by order of the same date, the Bankruptcy Court held that "[c]ertain, limited, action of DIRECTV ... violates the automatic stay imposed by 11 U.S.C. Section 362," with respect to DIRECTV's use of certain subscriber information, but that DIRECTV's efforts to solicit customers in Pegasus' territories did not otherwise violate the automatic stay (the "June 10th Decision"). Although DIRECTV and Pegasus each dispute that portion of the June 10th Decision adverse to it, neither of them appealed or otherwise sought reconsideration of the June 10th Decision.

         M. On or about June 14, 2004, Pegasus filed an adversary proceeding in the Bankruptcy Court (the "Adversary Proceeding") in which DIRECTV, NRTC, and NRTC's officers and directors were named as defendants. Pegasus alleged, inter alia, that the actions taken by DIRECTV, NRTC and NRTC's officers and directors to terminate the DIRECTV Agreements violated Pegasus' rights under, or in respect of, those agreements and duties owed to Pegasus under cooperative and fiduciary principles. DIRECTV and NRTC dispute Pegasus' allegations and claims. Pegasus sought, inter alia, preliminary and permanent injunctive relief with respect to the actions taken to terminate the DIRECTV Agreements. No trial has been scheduled in the Adversary Proceeding.

         N. In connection with the Adversary Proceeding, on or about June 14, 2004, Pegasus requested a temporary restraining order seeking, inter alia, to prevent the scheduled termination of the Member Agreements and the Seamless Agreement from taking effect. In a bench decision rendered on June 21, 2004 (the "Injunction Denial Decision"), and by order dated June 21, 2004, the Bankruptcy Court denied Pegasus' request for a temporary restraining order. With Pegasus' consent, by order dated June 24, 2004 (the "Injunction Denial Order"), the Bankruptcy Court denied Pegasus' request for a preliminary injunction for the same reasons stated in the Injunction Denial Decision. Pegasus has appealed the Injunction Denial Order to the United States District Court for the District of Maine (Case No. 2:04-cv-00140) (the "Appeal"). In an order dated July 9, 2004, the District Court granted Pegasus' motion for an expedited briefing of the Appeal. No decision has been rendered with respect to the Appeal.

BANK CREDIT AGREEMENTS
----------------------

         O. Pursuant to certain pre-Commencement Date loan and security agreements, as set forth more fully in the final order authorizing the use of collateral and granting other relief, dated June 25, 2004, Bank of America, N.A., as administrative agent under the Fourth Amendment and Restatement of Credit Agreement, dated as of October 22, 2003, as further amended, with debtor Pegasus Media & Communications, Inc. ("PMC") and the lenders parties thereto, and Madeleine L.L.C., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager, under the Credit Agreement, dated as of December 19, 2003, with PMC and the lenders party thereto (on behalf of their respective lenders) have asserted claims and liens against substantially all of the assets of Pegasus Satellite Television, Inc. and its direct and indirect subsidiaries, and Wilmington Trust Company, as administrative agent, under the Amended and Restated Term Loan Agreement, dated as of August 1, 2003, with PSC and the lender parties thereto (on behalf of its lenders) has asserted claims and liens against certain assets of PSC.

INTER-COMPANY CLAIMS
--------------------

         P. The Pegasus Non-Debtors have provided, and continue to provide, a variety of services and support to the Pegasus Debtors and currently assert certain claims against the Pegasus Debtors, including, but not limited to, in respect of an inter-company note due from PSC and inter-company receivables due from the Pegasus Debtors for services provided and reimbursement of expenses. The Committee has questioned the enforceability of these claims and alleged the possible existence of claims of the Pegasus Debtors against PCC and the other Pegasus Non-Debtors relating to these claims, as well as transfers from the Pegasus Debtors to PCC and the other Pegasus Non-Debtors.

SETTLEMENT DISCUSSIONS
----------------------

         Q. Pegasus acknowledges that its ability to retain and service its subscriber base will be severely impaired if DIRECTV refuses to provide programming services (and is not required to do so by a court order) after August 31, 2004, as a consequence of (a) the disputed termination of the DBS Agreement and the Trademark License Agreement on June 1, 2004, and (b) the disputed notice of termination of the Member Agreements and the Seamless Agreement on June 2, 2004, with the disputed effective date of termination of August 31, 2004, since Pegasus will not be able to provide, beyond August 31, 2004, any DBS services, which represent a substantial portion of its business and operations if such terminations were effective. For this reason and because of the increased marketing by Pegasus' competitors, Pegasus' DBS assets may, absent judicial relief, quickly decrease in value. Under these circumstances, the Parties have concluded that the best and the most expedient way for creditors and other parties in interest to maximize their recoveries is through a prompt settlement with DIRECTV and NRTC involving a transfer of the DBS assets to DIRECTV, including any rights and interests Pegasus may have in the subscriber information and subscriber lists, for the consideration set forth in the Asset Purchase Agreement and this Agreement.

         R. DIRECTV has asserted that it possesses certain rights in Pegasus' subscriber information (including the subscriber lists), which, if enforced, would substantially limit or even eliminate Pegasus' ability either to sell such information and lists, which are its primary asset, to a third party, or maximize recoveries from such sale. Pegasus disputes DIRECTV's assertion and maintains that Pegasus has the power and authority to transfer its subscriber information.

         S. In the Adversary Proceeding, Pegasus has asserted against DIRECTV and NRTC various claims, all of which have been disputed by DIRECTV and NRTC. In connection with the Injunction Denial Order, the Bankruptcy Court found that the Pegasus Debtors had not demonstrated a probability of success on the merits of certain of the causes of action asserted in the Adversary Proceeding.

         T. As part of the global settlement provided for by this Agreement, the DTV Parties, the DTVG Parties and NRTC require that the Other Pegasus Debtors and the Pegasus Non-Debtors give to DIRECTV and NRTC the releases provided in Sections 3.a and 3.c, which the Other Pegasus Debtors and the Pegasus Non-Debtors are willing to do but only if they receive from the Pegasus Debtors and the Releasing Members the releases provided in Section 3.e.

         U. To maximize recoveries at all levels for all parties in interest and to avoid any further litigation, the Parties have entered into this Agreement and the Asset Purchase Agreement and Cooperation Agreement referred to below, as mutually dependent agreements constituting a single integrated settlement.

         V. As an integral part of, and subject to the effectiveness of, this Agreement, the Parties have also agreed to the following:

                  a. The Selling Pegasus Debtors will sell, transfer and assign to DIRECTV, and DIRECTV will acquire and assume from the Pegasus Debtors, pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the assets and assume those liabilities, specified in that certain Asset Purchase Agreement by and among the Selling Pegasus Debtors and DIRECTV, dated as of the date hereof (inclusive of accompanying schedules and exhibits and as amended, modified or supplemented from time to time, the "Asset Purchase Agreement"); and

                  b. Contemporaneously with this Agreement, the Pegasus Debtors and DIRECTV have entered into a cooperation agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Cooperation Agreement"), setting forth the terms of the relationship between the Pegasus Debtors and DIRECTV with respect to the DBS services prior, and subsequent, to the closing under the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1. DISMISSAL OF ALL LITIGATION.
            ---------------------------

                  a. On or no later than five (5) days after the Effective Date (as defined in Section 5.a. below): (i) the Adversary Proceeding and the pre-Commencement Date actions set forth on Schedule 1 hereto (the "Actions"),
(ii) all pending appeals related thereto, and (iii) all motions, contested matters and adversary proceedings involving the DTV Parties, the DTVG Parties or any NRTC Released Parties (as defined in Section 3.j below) pending in the

Chapter 11 Case, shall, in each case, be promptly dismissed with prejudice as to all parties in each such proceeding, action, appeal, motion or contested matter, and without costs to any party thereto; provided, however, that such dismissal shall not affect or impair the rights of the Parties arising under this Agreement, the Asset Purchase Agreement, the Cooperation Agreement, and the Confidentiality Agreement (as defined in the Asset Purchase Agreement) (collectively, the "Agreements"); and provided further that this Section 1.a shall not apply to the Approval Motion or the Approval Order (as such terms are defined in Section 5.b below), or to any other motion, matter or proceeding in the Chapter 11 Case that is either: (x) brought by any Party to enforce its rights under any of the Agreements, (y) not related to a Claim (as defined in Section 3.j) covered by the releases contained in Section 3, or (z) brought by a third party except to the extent any Party is also a movant or plaintiff or is otherwise directly or indirectly assisting or inducing such party in initiating, prosecuting or otherwise supporting such third party with respect to the same.

                  b. From and after the Signing Date and until the earlier of
(i) the Effective Date, or (ii) the termination of the Asset Purchase Agreement:
(i) the Adversary Proceeding, the Actions, all pending appeals related thereto, and all motions, contested matters and adversary proceedings pending in the Chapter 11 Case and relating to the subject matter of, or the transactions contemplated by, the Agreements or that adversely affect the rights of the DTV Parties, the DTVG Parties or any NRTC Released Parties under any of the Agreements, shall, in each case, be stayed; and (ii) no new litigation (including, without limitation, motions, contested matters, and adversary proceedings): (x) relating to any Claims covered by the releases contained in
Section 3 or that is inconsistent with the Approval Order, or (y) that would adversely affect the implementation of any of the Agreements in accordance with their respective terms, shall be commenced by any Party in any court; provided, however, that this Section 1.b shall not apply to the Approval Motion or the Approval Order, or to any other motion, matter or proceeding in the Chapter 11 Case that is either: (x) brought by any Party to enforce its rights under any of the Agreements, (y) not related to a Claim covered by the releases contained in
Section 3, or (z) brought by a third party except to the extent any Party is also a movant or plaintiff, except to the extent any Party is also a movant or plaintiff or is otherwise directly or indirectly assisting or inducing such party in initiating, prosecuting or otherwise supporting such third party with respect to the same.

         2. FACILITATION OF SALE OF PEGASUS' DBS ASSETS.
            -------------------------------------------

                  a. Subject to the occurrence of the Effective Date, in consideration of (i) the releases set forth in Section 3 below, (ii) DIRECTV's offer to purchase the assets, and assume those liabilities, specified in the Asset Purchase Agreement, and (iii) NRTC's agreement in respect of the treatment and transfer of Pegasus' Patronage Certificates as described in Section 4 below, and notwithstanding the asserted rights of DIRECTV and NRTC under the DIRECTV Agreements and the applicable provisions of the Bankruptcy Code, DIRECTV and NRTC hereby consent (to the extent such consent is required) to the sale of the assets set forth in the Asset Purchase Agreement on the terms and conditions set forth therein.

                  b. Subject to the occurrence of the Effective Date, all amounts owing by the Pegasus Debtors to (i) NRTC under the Member Agreements and
(ii) DIRECTV under the Seamless Agreement and in respect of the judgment entered in favor of DIRECTV in the Action entitled DIRECTV, Inc. v. Pegasus Satellite Television, Inc., Case No. CV 01-6220 LGB (C.D. Cal.), shall be applied as adjustments to the Purchase Price (as defined in the Asset Purchase Agreement) as, and to the extent, provided in Section 3.2 of the Asset Purchase Agreement. Pegasus, NRTC and DIRECTV severally, but not jointly, acknowledge and agree that
(i) all Net Service Obligations (as defined in the Asset Purchase Agreement) for all periods prior to July 14, 2004 are set forth on Schedule 1.1(d) of the Asset Purchase Agreement, and (ii) all amounts accruing thereafter shall be determined in a manner consistent with practices in effect on January 1, 2004, and in a manner consistent with the amounts billed and the invoices referenced in such
Schedule 1.1(d), as provided in the Asset Purchase Agreement.

                  c. Promptly after the Signing Date, NRTC shall deliver to DIRECTV all outstanding letters of credit for the benefit of NRTC in respect of obligations of the Pegasus Debtors consisting of those letters of credit listed on Schedule 2 hereto and any extensions, replacements, or amendments of same (the "NRTC Letters of Credit"). From and after the Signing Date and through the Effective Date, neither DIRECTV nor NRTC shall make any drawing under the NRTC Letters of Credit, except that if NRTC receives notice of non-renewal of any NRTC Letters of Credit from its issuer, DIRECTV shall re-deliver such NRTC Letter(s) of Credit to NRTC, which shall be permitted to draw upon same and deposit the proceeds thereof in escrow, such escrow to be on terms and conditions mutually satisfactory to NRTC, DIRECTV, Pegasus and the Committee. Upon the occurrence of the Effective Date, DIRECTV shall surrender the NRTC Letters of Credit to their issuer, and NRTC shall cooperate with the Pegasus Debtors to effect the return to the Pegasus Debtors of the cash collateral securing the Pegasus Debtors' reimbursement obligations in respect of the NRTC Letters of Credit.

         3. MUTUAL RELEASES.
            ---------------

                  a. Selling Pegasus Debtor Releasing Parties' General Release of DTV/NRTC Released Parties (General Release). Subject to the occurrence of the Effective Date, the Selling Pegasus Debtors, for themselves and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries (excluding the Other Pegasus Debtors) and divisions, including, without limitation, the Selling Pegasus Debtors' predecessors in interest listed in Part I of Exhibit B hereto, any chapter 11 or 7 trustee that may be appointed or elected for the Selling Pegasus Debtors and the Pegasus Successor (as defined in Section 4.b.1 below), and all Persons (as defined in the Asset Purchase Agreement) claiming by, through or under them (collectively, the "Selling Pegasus Debtor Releasing Parties"), hereby release the DTV Parties, the DTVG Parties, and NRTC and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries and divisions and each and all of their present and former directors, officers, members, servants, employees, agents and representatives, solely in their capacities as such (including, without limitation, the individual defendants named in the Adversary Proceeding)

(collectively, the "DTV/NRTC Released Parties (General Release)"), from and with respect to, and covenant not to sue the DTV/NRTC Released Parties (General Release) with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the Selling Pegasus Debtor Releasing Parties or their estates and whether such Claims are or could have been assertable by the Selling Pegasus Debtor Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the Selling Pegasus Debtor Releasing Parties or any other Person claiming by, through or under them), which the Selling Pegasus Debtor Releasing Parties or any of them now have, ever had or may ever have against the DTV/NRTC Released Parties (General Release) or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring from the beginning of the world to the Effective Date, including, without limitation: (1) any Claim that was asserted in or that arises out of the facts and transactions giving rise to the Adversary Proceeding and/or the Actions, (2) any Claim based on or arising out of the termination of the DIRECTV Agreements, (3) any Claim arising out of or related to the DIRECTV Agreements or that is based on or arises out of the Class Action Settlement,
(4) any Claim (even if it accrues after the Effective Date) arising from rights to or concerning NRTC patronage or patronage activities, (5) any Claim (even if it accrues after the Effective Date) that NRTC must pay or distribute any amount relating to patronage, (6) any Claim (even if it accrues after the Effective
Date) in respect of any past, present or future payments received by the NRTC Released Parties from DIRECTV or DTVG, including, without limitation, any amounts (i) that NRTC has or will receive in connection with the transactions pursuant to which the DIRECTV Agreements were terminated, or (ii) that are required to be classified or reclassified as patronage-sourced income or otherwise required to be paid or allocated by NRTC to the Selling Pegasus Debtor Releasing Parties, (7) any Claim (including, without limitation, for fraud) with respect to or in connection with any Legacy Issues, (8) any Claim concerning marketing, providing services, billing, and collecting payments by DIRECTV and its agents, representatives, contractors and affiliates with respect to new subscribers and existing Subscribers of the Selling Pegasus Debtors in their territories, including, without limitation, through the use of the Basic Services Information and the DIRECTV Seamless Services Information, and (9) any Claim on account of, relating to, arising out of or in connection with the Chapter 11 Case; provided, however, that the release in this Section 3.a shall not apply to the Retained Claims.

                  b. DTV/NRTC Releasing Parties' General Release of Selling Pegasus Debtor Released Parties. Subject to the occurrence of the Effective Date, the DTV Parties, DTVG Parties and NRTC, for themselves and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries and divisions, and all Persons claiming by, through or under them (collectively, the "DTV/NRTC Releasing Parties"), hereby release the Selling Pegasus Debtors and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries (excluding the Other Pegasus Debtors) and divisions, including, without limitation, the Selling Pegasus Debtors' predecessors in interest listed in Part I of Exhibit B hereto, any chapter 11 or 7 trustee that may be appointed or elected for the Selling Pegasus Debtors and the Pegasus Successor, and each and all of their present and former directors, officers, members, servants, employees, agents and representatives, solely in their capacities as such (collectively, the "Selling Pegasus Debtor Released Parties") from and with respect to, and covenant not to sue the Selling Pegasus Debtor Released Parties with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the DTV/NRTC Releasing Parties and whether such Claims are or could have been assertable by the DTV/NRTC Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the DTV/NRTC Releasing Parties or any other Person claiming by, through or under them), which the DTV/NRTC Releasing Parties or any of them now have, ever had or may ever have against the Selling Pegasus Debtor Released Parties or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring, from the beginning of the world to the Effective Date; provided, however, that the release in this Section 3.b shall not apply to the Retained Claims.

                  c. Other Pegasus Releasing Parties' Special Release of DTV/NRTC Released Parties (Special Release). Subject to the occurrence of the Effective Date, the Other Pegasus Debtors and the Pegasus Non-Debtors, for themselves and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries and divisions, and all Persons claiming by, through or under them, including, without limitation, the Other Pegasus Debtors' predecessors in interest listed in Part II of Exhibit B hereto, any chapter 11 or 7 trustee that may be appointed or elected for the Other Pegasus Debtors and the Pegasus Successor (collectively, the "Other Pegasus Releasing Parties"), hereby release the DTV Parties, the DTVG Parties, and NRTC and each of their respective direct and indirect assigns, predecessors, heirs, executors, administrators, successors, legal representatives, parents, subsidiaries, divisions, affiliates, partners and shareholders and each and all of their present and former directors, officers, members, servants, employees, agents and representatives, solely in their capacities as such (including, without limitation, the individual defendants named in the Adversary Proceeding) (collectively, the "DTV/NRTC Released Parties (Special Release)"), from and with respect to, and covenant not to sue the DTV/NRTC Released Parties (Special Release) with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the Other Pegasus Releasing Parties and, as applicable, their estates and whether such Claims are or could have been assertable by the Other Pegasus Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the Other Pegasus Releasing Parties or any other Person claiming by, through or under them), which the Other Pegasus Releasing Parties or any of them now have, ever had or may ever have against the DTV/NRTC Released Parties (Special Release) or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring from the beginning of the world to the Effective Date on account of, relating to, arising out of or in connection with: (i) any of the DIRECTV Agreements or their termination or that is based on or arises out of the Class Action Settlement,

(ii) any and all of the Claims and causes of action asserted in the Adversary Proceeding and/or the Actions and any and all Claims arising out of the facts and transactions giving rise to the Adversary Proceeding and/or the Actions,
(iii) marketing, providing services, billing, and collecting payments by DIRECTV and its agents, representatives, contractors and affiliates with respect to new subscribers and existing Subscribers of the Selling Pegasus Debtors in their territories, including, without limitation, through the use of the Basic Services Information and the DIRECTV Seamless Services Information, (iv) the relationship between NRTC and Pegasus, (v) the relationship between DIRECTV and Pegasus, (vi) the relationship between DIRECTV and NRTC, (vii) any Claim (even if it accrues after the Effective Date) arising from rights to or concerning NRTC patronage or patronage activities, (viii) any Claim (even if it accrues after the Effective Date) that NRTC must pay or distribute any amount relating to patronage, (ix) any Claim (even if it accrues after the Effective Date) in respect of any past, present or future payments received by the NRTC Released Parties from DIRECTV or DTVG, including, without limitation, any amounts (1) that NRTC has or will receive in connection with the transactions pursuant to which the DIRECTV Agreements were terminated, or (2) that are required to be classified or reclassified as patronage-sourced income or otherwise required to be paid or allocated by NRTC to the Selling Pegasus Debtor Releasing Parties,
(x) any Claim (including, without limitation, for fraud) with respect to or in connection with any Legacy Issues, and (xi) the Chapter 11 Case; provided, however, that the release in this Section 3.c shall not apply to the Retained Claims.

                  d. DTV/NRTC Releasing Parties' Special Release of Other Pegasus Released Parties. Subject to the occurrence of the Effective Date, the DTV Parties, DTVG Parties and NRTC, for themselves and each of their respective direct and indirect assigns, heirs, executors, administrators, successors, legal representatives, subsidiaries and divisions, and all Persons claiming by, through or under them, hereby release the Other Pegasus Debtors and the Pegasus Non-Debtors and each of their respective direct and indirect, assigns, predecessors, heirs, executors, administrators, successors, legal representatives, parents, subsidiaries, divisions, affiliates, partners and shareholders, including, without limitation, the Other Pegasus Debtors' predecessors in interest listed in Part II of Exhibit B hereto, any chapter 11 or 7 trustee that may be appointed or elected for the Other Pegasus Debtors and the Pegasus Successor, and each and all of their present and former directors, officers, members, servants, employees, agents and representatives, solely in their capacities as such (collectively, the "Other Pegasus Released Parties"), from and with respect to, and covenant not to sue the Other Pegasus Released Parties with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the DTV/NRTC Releasing Parties and whether such Claims are or could have been assertable by the DTV/NRTC Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the DTV/NRTC Releasing Parties or any other Person claiming by, through or under them), which the DTV/NRTC Releasing Parties or any of them now have, ever had or may ever have against the Other Pegasus Released Parties or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring, from the beginning of the world to the Effective Date on account of, relating to, arising out of or in connection with: (i) any of the DIRECTV Agreements or their termination or that is based on or arises out of the Class Action Settlement, (ii) any and all of the Claims and causes of action asserted in the Adversary Proceeding and/or the Actions and any and all Claims arising out of the facts and transactions giving rise to the Adversary Proceeding and/or the Actions, (iii) marketing and selling DIRECTV services, and servicing, billing and collecting revenues from customers of DIRECTV services,
(iv) the relationship between NRTC and Pegasus, (v) the relationship between DIRECTV and Pegasus, (vi) the relationship between DIRECTV and NRTC, (vii) any Claim (even if it accrues after the Effective Date) arising from rights to or concerning NRTC patronage or patronage activities and (viii) the Chapter 11 Case; provided, however, that the release in this Section 3.d shall not apply to the Retained Claims.

                  e. Pegasus Debtors' General Release of Pegasus Non-Debtors. Subject to the occurrence of the Effective Date, the Pegasus Debtors, for themselves and their legal representatives, successors and assigns and all Persons claiming by, through or under them, including, without limitation, any chapter 11 or 7 trustee that may be appointed or elected for the Pegasus Debtors and the Pegasus Successor (collectively, the "Pegasus Debtor Releasing Parties"), hereby release the Pegasus Non-Debtors and their legal representatives, successors and assigns, the respective present and former directors and officers of the Pegasus Debtors and the Pegasus Non-Debtors, the respective present and former members, partners, trustees, shareholders, employees, agents, representatives and advisors of the Pegasus Non-Debtors and the respective heirs, executors, administrators, legal representatives, successors and assigns of each of the foregoing, solely in their capacities as such (collectively, the "Pegasus Non-Debtor Released Parties"), from and with respect to, and covenant not to sue the Pegasus Non-Debtor Released Parties with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the Pegasus Debtor Releasing Parties or their estates and whether such Claim is or could have been assertable by the Pegasus Debtor Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the Pegasus Debtor Releasing Parties or any other Person claiming by, through or under them), which the Pegasus Debtor Releasing Parties or any of them now have, ever had or may ever have against the Pegasus Non-Debtor Released Parties or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring from the beginning of the world to the Effective Date; provided, however, that the release in this Section 3.e shall not apply to the Retained Claims.

                  f. Releasing Members' Special Release of Pegasus Non-Debtors. Subject to the occurrence of the Effective Date, the Releasing Members, for themselves and their legal representatives, successors and assigns and all Persons claiming by, through or under them (the "Releasing Member Releasing Parties"), hereby release the Pegasus Non-Debtor Released Parties from and with respect to, and covenant not to sue the Pegasus Non-Debtor Released Parties with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the Releasing Member Releasing Parties and whether such Claims are or could have been assertable by the Releasing Member Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the Releasing Member Releasing Parties or any other Person), which the Releasing Member Releasing Parties or any of them now have, ever had or may ever have against the Pegasus Non-Debtor Released Parties or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring from the beginning of the world to the Effective Date on account of, relating to, arising out of or in connection with: (i) any of the Pegasus Debtors, the DTV Parties, the DTVG Parties or NRTC, (ii) the negotiation and preparation of any of the Agreements, or (iii) the Chapter 11 Case; provided, however, that the release in this Section 3.f shall not apply to the Retained Claims.

                  g. Pegasus Non-Debtors' General Release of Pegasus Debtors. Subject to the occurrence of the Effective Date, the Pegasus Non-Debtors, for themselves and their legal representatives, successors and assigns and all Persons claiming by, through or under them (collectively, the "Pegasus Non-Debtor Releasing Parties"), hereby release the Pegasus Debtors and their legal representatives, successors and assigns, the respective present and former members, partners, trustees, shareholders, directors, officers, employees, agents, representatives and advisors of the Pegasus Debtors and the respective heirs, executors, administrators, legal representatives, successors and assigns of each of the foregoing, solely in their capacities as such including, without limitation, any chapter 11 or 7 trustee that may be appointed or elected for the Pegasus Debtors and the Pegasus Successor (collectively, the "Pegasus Debtor Released Parties"), from and with respect to, and covenant not to sue the Pegasus Debtor Released Parties with respect to, any and all Claims (whether such Claims are or could have been part of the assets of the Pegasus Non-Debtor Releasing Parties and whether such Claims are or could have been assertable by the Pegasus Non-Debtor Releasing Parties in their own right or on behalf of the holder of any Claim against, or equity interest in, the Pegasus Non-Debtor Releasing Parties or any other Person claiming by, through or under them), which the Pegasus Non-Debtor Releasing Parties or any of them now have, ever had or may ever have against the Pegasus Non-Debtor Released Parties or any of them, singly or in any combination, on account of, arising out of, or in connection with, any thing, cause, matter, transaction, act or omission of any nature whatsoever occurring from the beginning of the world to the Effective Date; provided, however, that the release in this Section 3.g shall not apply to the Retained Claims.

                  h. Release of Unknown Claims. Each Party granting the releases pursuant to Sections 3.a, 3.b, 3.c, 3.d, 3.e, 3.f and 3.g above (each, a "Releasing Party") represents that it has not assigned, and agrees it will not assign, to any other Person any Claim covered by any release granted by such Releasing Party pursuant to this Section 3 other than the Retained Claims. In addition, the Pegasus Debtors represent and warrant to the DTV Parties and the DTVG Parties that the Pegasus Debtors have not acquired any of the Claims which have been asserted by the plaintiffs in the IP Litigation (as defined in Section 3.i(5) below). Each Releasing Party acknowledges that it may hereafter discover Claims or facts in addition to or different than those which it now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of entering into this Agreement, may have materially affected this Agreement and its decision to enter into it. NEVERTHELESS, EACH RELEASING PARTY HEREBY (I) WAIVES ANY CLAIM THAT IS RELEASED BY SUCH RELEASING PARTY PURSUANT TO SECTION 3.A, 3.B, 3.C, 3.D, 3.E, 3.F OR 3.G, AS APPLICABLE, BUT WHICH SUCH RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST ON THE SIGNING DATE AND HEREAFTER BECOMES KNOWN, AND (II) EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS CONFIRMED UPON IT BY THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE GENERAL RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  BEING AWARE OF SUCH PROVISIONS OF LAW, EACH RELEASING PARTY AGREES TO EXPRESSLY WAIVE AND RELINQUISH ANY AND ALL RIGHTS AND BENEFITS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY SIMILAR LAW OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT OF ANY STATE OR TERRITORY OF THE UNITED STATES WITH RESPECT TO THE CLAIMS RELEASED HEREBY.

                  i. Retained Claims.

                           (1) The term "Retained Claims" means (i) any and all
Claims, rights, and obligations which are specified as Retained Claims in this
Section 3.i and (ii) any and all Claims arising under this Agreement and any amendment to, modification of, or supplement to, this Agreement.

                           (2) In addition, for the purposes of Section 3.a. and
3.b only, the term "Retained Claims" also includes (i) any and all Claims arising under the Asset Purchase Agreement (including, without limitation, all adjustments to the Purchase Price and the closing adjustments set forth in the Asset Purchase Agreement), and (ii) any and all Claims arising under the Cooperation Agreement.

                           (3) In addition, for the purposes of Sections 3.a and
3.b only, the term "Retained Claims" also includes any and all Claims, but solely to the extent set forth in and subject to the provisions of Section 4, in respect of the right of the Selling Pegasus Debtors or Pegasus Successor (and its permitted transferees pursuant to Section 4.c) or DIRECTV, as appropriate, to receive from NRTC the Patronage Amount (as defined in and as provided for in the Asset Purchase Agreement) in the aggregate amount of $10,841,802.59, as and when paid by NRTC in accordance with its normal practices for the payment of cash amounts related to patronage (including in accordance with Section 4 below), which right to receive such Patronage Amount will be assigned to DIRECTV pursuant to the Asset Purchase Agreement.

                           (4) In addition, for the purposes of Sections 3.a,
3.b, 3.c and 3.d only, the term "Retained Claims" also includes any and all Claims, but solely to the extent set forth in and subject to the provisions of
Section 4, in respect of the right of the Pegasus Successor (and its permitted transferees pursuant to Section 4.c) against NRTC, and solely against NRTC, to hold (i) $81,152,621.94 of patronage capital certificates of NRTC issued or issuable to the Pegasus Debtors (for all periods through December 31, 2003), and
(ii) an additional $7,440,452.68 of patronage capital certificates, or instruments with substantially equivalent rights, reflecting 70% of the agreed contributed amount of Pegasus' patronage activities with NRTC for the period from January 1, 2004 through June 1, 2004 (collectively, the "Patronage Certificates"), and to receive payments in respect thereof solely to the extent set forth in Section 4.b.1 below.

                           (5) For the purposes only of Sections 3.c and 3.d,
the term "Retained Claims" also includes any and all Claims and defenses which have been pled by the Pegasus Non-Debtors and the DTV Parties in the action captioned Pegasus Dev. Corp. and Personalized Media Comm., LLC v. DIRECTV, Inc., et al., Case No. Civ. A. 00-1020-GMS (D. Del.) (the "IP Litigation"), and any and all Claims and defenses which may be pled in the IP Litigation by such parties that (a) relate to their respective intellectual property, including, without limitation, patents, copyrights, trade marks, trade dress, service marks, or trade secrets and (b) are not Claims released pursuant to clause (i),
(ii) or (iii) of Section 3.c or Section 3.d.

                           (6) For the purposes of Section 3.e only, the term
"Retained Claims" also includes any and all Claims of the Pegasus Debtors arising under the Support Services Agreement effective as of May 1, 2004 among Pegasus Communications Management Company and each of the Pegasus Debtors and Pegasus Non-Debtors listed on the signature pages thereto (the "Support Services Agreement"). It is understood that the releases granted by the Pegasus Debtors in Section 3.e and the releases granted by the Releasing Members in Section 3.f shall not affect the rights of Committee expressly provided in the order of the Bankruptcy Court dated July 22, 2004 approving the Support Services Agreement, as such rights have been modified by Section 5.d.

                           (7) For the purposes of Section 3.f only, the term
"Retained Claims" also includes any and all Claims arising after the filing of the Petitions, including but not limited to, Claims arising under the Support Services Agreement.

                           (8) For purposes of Section 3.a and 3.b only, (i) the
releases granted thereunder by any Releasing Party for any of its direct and indirect assigns, heirs, executors, administrators or successors (in the case of any Pegasus Debtor, including, without limitation, any chapter 11 or 7 trustee that may be appointed or elected for the Pegasus Debtors and the Pegasus Successor) (each, a "Releasing Successor") is granted for such Releasing Successor solely in its capacity as an assign, heir, executor, administrator or successor of such Releasing Party and (ii) the releases granted thereunder by any Releasing Party for itself or any other Person to any direct or indirect, assign, heir, executor, administrator or successors of any Party (in the case of any Pegasus Debtor, including, without limitation, any chapter 11 or 7 trustee that may be appointed or elected for the Pegasus Debtors and the Pegasus Successor) (each, a "Released Successor") is granted to such Released Successor solely in its capacity as an assign, heir, executor, administrator or successor of such Party.

                           (9) The fact that the Committee and the Releasing
Members are Parties shall not affect any rights of the Releasing Members, as creditors of the Pegasus Debtors, or any other creditor of the Pegasus Debtors to receive distributions (i) under any plan of reorganization confirmed in the Chapter 11 Case or (ii) otherwise.

                  j. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Basic Services" means those DBS services which the Selling Pegasus Debtors obtain from NRTC under the Member Agreements for resale to the Subscribers.

                  "Basic Services Information" means certain historical and current account information collected and maintained in the DIRECTV/NRTC joint billing system with respect to the Basic Services.

                  "Claim" means any and all claims, suits, controversies, actions, cross-claims, counterclaims, third-party claims, setoffs, defenses, causes of action, complaints, petitions, appeals, assertions of rights, demands for relief or for remedies, rights, damages, costs, losses, expenses, attorneys' fees, compensation, liabilities, indemnities, and obligations, of any kind, nature or description, whether in contract or in tort; whether in law or in equity or otherwise; whether known or unknown; whether suspected or unsuspected; whether accrued or unaccrued; and whether alleged or unclaimed, including, without limitation, (a) for any alleged breach of contract, breach of fiduciary duty, fraud, bad faith, willful or intentional conduct or wrongdoing, unfair or deceptive business practices, interference with contract or advantageous or other relationships, conspiracy, or violation of any regulation or statute, (b) any judgment regarding or relating to any of the foregoing for (i) damages (including actual, compensatory, consequential, incidental, multiple, punitive or exemplary damages), (ii) injunctive, specific performance or other equitable remedies or relief, (iii) fines, penalties, forfeitures or regulatory orders, or
(iv) any other legal, equitable or other relief; and (c) any settlement or compromise with respect to any of the foregoing (and including any interim or preliminary legal, equitable or other relief or remedy that is ordered with respect to any of the foregoing or any compromise with respect to such relief).

                  "Class Action Settlement" means the Complete Restatement of Amended Term Sheet between NRTC and DIRECTV, et al., effective as of August 5, 2003, and the transactions contemplated by and relating to that agreement and the settlement effected pursuant to that agreement.

                  "DIRECTV Seamless Services" means those additional DBS services which the Subscribers, who, in most cases, purchase Basic Services, purchase from DIRECTV, such as Non Select Services (as defined in the Member Agreements), and premium programming, local channel programming, foreign language programming, high definition programming, and sports programming made available to the Selling Pegasus Debtors pursuant to the Seamless Agreement.

                  "DIRECTV Seamless Services Information" means certain historical and current account information with respect to the DIRECTV Seamless Services maintained in DIRECTV's billing system.

                  "Legacy Issues" means any Claim that, in substance, NRTC: (a) charged or collected excessive or inappropriate amounts, including for margin;
(b) inappropriately made use of any net savings, margin or patronage capital, including investing, spending or committing to spend any such net savings, margin or patronage for uses or on ventures other than NRTC's DIRECTV services business; (c) failed to collect or to pay over any amounts for so-called "launch fees," "marketing support," or "advertising revenues"; (d) incorrectly or inappropriately calculated, or failed to distribute, any patronage income or capital, or is required to distribute any patronage income or capital; (e) inappropriately or incorrectly allocated or calculated patronage and non-patronage sourced income; (f) inappropriately or incorrectly calculated, or failed to distribute to its patrons, its net savings; (g) interfered with or failed to protect any alleged territory rights, subscriber or subscriber information rights, or any revenues or profits lost thereby; or (h) breached or violated any alleged rights of, or duties owed to, the Selling Pegasus Debtors under the Member Agreements or as a member or affiliate of NRTC, including, without limitation, by entering into or consummating the Class Action Settlement.

                  "NRTC Released Parties" means NRTC and each of its respective direct and indirect, present and former assigns, heirs, executors, administrators, predecessors, legal representatives, successors, subsidiaries, divisions, and each and all of their present and former directors, officers, members, servants, employees, agents and representatives (including, without limitation, the individual defendants named in the Adversary Proceeding), solely in their capacities as such (collectively, the "NRTC Released Parties").

                  "Subscribers" has the meaning set forth in the Asset Purchase Agreement.

         4. PATRONAGE CERTIFICATES AND DISTRIBUTIONS; STATUS AS ASSOCIATE.

                  a. Subject to the occurrence of the Effective Date, and in consideration for the releases set forth in Section 3 above and the other promises made in this Agreement, NRTC hereby agrees that it will not deem the Patronage Certificates or any rights under them to have been forfeited under
Article II, Section 5 of its bylaws or any applicable law (and the Parties agree that NRTC will not and shall not be required to exercise its redemption option set forth in Article II, Section 5 of NRTC's bylaws), notwithstanding the termination of the Member Agreements and any termination of the status of any of the Pegasus Debtors as an Associate of NRTC. All Parties agree that the Patronage Certificates shall remain in full force and effect after August 31, 2004 and until full payment is made thereunder, but in all other respects subject to NRTC's bylaws, applicable law and actions of NRTC's Board of Directors, including restrictions on transferability. NRTC shall provide prompt written notice to the record holders of the Patronage Certificates of any distributions, redemptions or other payments made with respect to any patronage certificates.

                  b. Subject to the occurrence of the Effective Date, and in consideration for the releases set forth in Section 3 above and the other promises made in this Agreement, NRTC further consents to the following:

                           (1) The Parties agree that the holder of the rights
to receive any distribution under or with respect to the Patronage Certificates shall be (i) either (a) the Pegasus Debtors, or (b) a liquidating trust or similar vehicle established for the benefit of the Pegasus Debtors' creditors (the "Liquidating Trust" and, collectively with the Pegasus Debtors, the "Pegasus Successor"), all as may be provided for in an order of the Bankruptcy Court and/or a plan confirmed in the Chapter 11 Case, which shall provide that if the Pegasus Debtors do not continue as the holders of the Patronage Certificates, they shall assign the Patronage Certificates to the applicable Pegasus Successor, or (ii) any other permitted transferee pursuant to Section 4.c below. NRTC agrees that the Pegasus Successor (and any permitted transferee pursuant to Section 4.c below) shall have the right to hold the Patronage Certificates and receive any distributions relating to the Patronage Certificates that may be made in connection with any Trigger Event (as defined below). Any Pegasus Successor (and any permitted transferee pursuant to Section 4.c below) agrees that notwithstanding anything to the contrary in this Agreement or applicable law, it shall have no right to receive any distribution relating to the Patronage Certificates other than in connection with a Trigger Event. A "Trigger Event" is, and shall be limited to, any distribution (i) that NRTC's Board of Directors, in its sole discretion, may authorize, pursuant to NRTC's bylaws, in connection with the retirement, repayment or rotation generally of patronage capital certificates of the same class as the Patronage Certificates, or (ii) that results from the actual dissolution of NRTC (individually, a "Trigger Event" and, collectively, the "Trigger Events"). Notwithstanding anything to the contrary in this Agreement or applicable law, the Pegasus Successor (and any permitted transferee pursuant to Section 4.c below) shall have no right to receive any distribution relating to the Patronage Certificates other than in connection with a Trigger Event.

                  c. Any transfer of the Patronage Certificates by the Pegasus Debtors to any entity other than to the Pegasus Successor shall be subject to the prior written approval of NRTC or its Board of Directors, except where such transfer is made upon or following the dissolution of the Liquidating Trust, in which event the trustee for the Liquidating Trust may transfer the Patronage Certificates to: (i) DIRECTV or another entity acting as holder for the beneficiaries of the Liquidating Trust, or, in the alternative, (ii) not more than 15 (fifteen) record holders in the aggregate, none of whom shall be, directly or indirectly, a competitor of NRTC or DIRECTV. In any event, any transfer of the Patronage Certificates will be subject to the terms and conditions of this Agreement (including, without limitation, Sections 4.b and 4.d) and, except as set forth in this Agreement, of NRTC's Articles of Incorporation and bylaws. Prior to and as a condition to any transfer of any Patronage Certificates as permitted by this Agreement, the transferee shall deliver to NRTC the original Patronage Certificates being transferred, together with a Certificate and Assumption Agreement in the form annexed hereto as Exhibit C, obligating itself to hold the Patronage Certificates, subject to the terms and conditions of this Agreement (including, without limitation, Sections 4.b and 4.d) and, except as set forth in this Agreement, of NRTC's Articles of Incorporation and bylaws. NRTC may rely on the executed Certificate and Assumption Agreement furnished to NRTC pursuant to this Section 4.c without inquiry or investigation, and without any duty to undertake same. NRTC shall place a legend, in the form of Exhibit D hereto, on (i) the Patronage Certificates, and (ii) any future Patronage Certificates of NRTC that may be issued and assigned to or recorded in the name of the Pegasus Successor or any subsequent transferee pursuant to this Agreement, reflecting, in each case, that all of such Patronage Certificates are subject to the terms and conditions of this Agreement (including, without limitation, Sections 4.b and 4.d) and, except as set forth in this Agreement, of NRTC's Articles of Incorporation and bylaws. On or before the Effective Date, the Pegasus Debtors shall deliver the Patronage Certificates to NRTC to enable NRTC to place such a legend on them. On the Effective Date, NRTC shall deliver to the Pegasus Debtors: (i) all previously unissued Patronage Certificates for 2003, and (ii) interim certificates for the period from January 1, 2004 through June 1, 2004, and NRTC shall replace such interim certificates with Patronage Certificates for 2004 when NRTC makes its normal distribution of patronage certificates for 2004 to all of its patrons. NRTC shall place a legend on each category of the certificates described in the preceding sentence in accordance with this Section 4.c.

                  d. The Pegasus Debtors, the Committee, DIRECTV and any Pegasus Successor (or permitted transferee pursuant to Section 4.c above) hereby agree that the patronage capital amounts reflected in the Patronage Certificates shall be deemed accurate and complete and that, with the exception of the rights with respect to the Patronage Certificates, as provided in Section 4.b(1) and the rights to the distribution referred to in Section 4.e below, all other Claims or rights relating to the amount or payment of patronage distributions or capital are hereby assigned to NRTC and are subject to the releases in Section 3. The Pegasus Debtors, the Committee, DIRECTV and any Pegasus Successor (or permitted transferee pursuant to Section 4.c above) further agree that the patronage amounts reflected in the Patronage Certificates are not required to be paid unless and until a Trigger Event occurs. The Pegasus Debtors, the Committee, DIRECTV and any Pegasus Successor (or permitted transferee pursuant to Section 4.c above) also hereby agree, acknowledge and confirm that they have no right to require or insist upon NRTC Board action with respect to the timing or occurrence of any Trigger Events. Subject to the occurrence of the Effective Date, the Pegasus Debtors, the Committee, DIRECTV and any Pegasus Successor (or permitted transferee pursuant to Section 4.c above) hereby agree, acknowledge and confirm that (i) none of the Trigger Events have occurred, and (ii) rights to receive distributions in respect of the Patronage Certificates shall solely be governed by this Section 4 of this Agreement and NRTC's Articles of Incorporation and bylaws, and the Pegasus Debtors, the Committee, DIRECTV and any Pegasus Successor (or permitted transferee pursuant to Section 4.c above) hereby covenant not to demand, assert, or sue for any distributions in respect of the Patronage Certificates, except only in the case of: (a) NRTC's failure to make a distribution on account thereof following the occurrence of a Trigger Event, and (b) the distribution referred to in Section 4.e below.

                  e. Subject to the occurrence of the Effective Date, a total of $10,841,802.59 in respect of certain patronage or equivalent cash distributions shall be applied as an adjustment to the Purchase Price as provided in Section
3.2 of the Asset Purchase Agreement (the "Patronage Cash Distributions"). In addition, the Pegasus Debtors shall receive, as an adjustment to the Purchase Price as provided in Section 3.2 of the Asset Purchase Agreement, an additional sum of $6 million in lieu of any claim relating to NRTC patronage for any period after June 1, 2004. The Parties hereby agree and consent to the amount, and the means of payment, of the Patronage Cash Distributions pursuant to the Asset Purchase Agreement. Subject to the occurrence of the Closing Date, the Pegasus Debtors hereby assign their rights to the Patronage Cash Distributions to DIRECTV, and NRTC hereby consents to such assignment and shall make the distributions to DIRECTV, as the assignee of the Pegasus Debtors, on account of the Patronage Cash Distributions, as and when such distributions would ordinarily be due to the Pegasus Debtors. The Parties hereby agree that if the Effective Date does not occur prior to September 15, 2004, NRTC will pay to the Pegasus Debtors the portion of the Patronage Cash Distribution attributable to 2003, which portion is in the aggregate amount of $7,653,037.12. To the extent so paid prior to the Closing (as defined in the Asset Purchase Agreement), the Patronage Amount (as defined in the Asset Purchase Agreement) in the amount of $10,841,802.59 shall be reduced by the amount so paid.

                  f. As of the Effective Date, the applicable Pegasus Debtors shall be deemed to have withdrawn as, and shall no longer have the status or any rights of, associate members of NRTC, irrespective of the termination of the Member Agreements; provided, however, that such withdrawal shall not affect the rights of the applicable Pegasus Debtors (including the Pegasus Successor and permitted transferees pursuant to Section 4.c. above) and NRTC under this Agreement.

                  g. In accordance with the provisions of this Agreement, NRTC agrees, and it shall be the sole responsibility of NRTC, that all Patronage Certificates shall remain in full force and effect after August 31, 2004, shall in all other respects be treated in the same manner as any and all other patronage capital certificates of NRTC of the same year or years as the Patronage Certificates, and shall not be subject to discriminatory treatment, subordination or distribution rights which are in any way inferior to such other patronage capital certificates, including by means of amendment to NRTC's Articles of Incorporation or bylaws. In addition, and except in order to make, but only to the extent of, any payment to any holder of the Patronage Certificates or as otherwise may be required by applicable law or regulation to preserve NRTC's current tax status, NRTC agrees that it will not, including by amendment to its Articles of Incorporation or bylaws, issue any patronage capital certificates entitled to priority in payment (including by reason of retirement, redemption, rotation or upon an actual dissolution of NRTC) to the Patronage Certificates, nor repay or redeem any patronage capital certificates issued for any year after 2004 (and for the period from July 1, 2004 through December 31, 2004) in a manner that is less favorable to the Patronage Certificates than would result from a distribution on a pro rata basis with respect to all then-existing patronage capital certificates (including the Patronage Certificates). In the event of any distribution by NRTC in breach, or as a result of any breach, of this Section 4.g, the holder of the Patronage Certificates shall be entitled, as its sole remedy, to receive, or to recover in any proceeding to enforce such a breach, the amounts it would have been entitled to receive on account of the Patronage Certificates held by it absent such a breach plus interest thereon and the costs and expenses (but not including attorneys' fees) otherwise allowable under the governing law, of enforcing its rights hereunder.

         5. EFFECTIVENESS; IMPLEMENTATION.
            -----------------------------

                  a. Effective Date. This Agreement shall automatically become effective on the Closing Date (as defined in the Asset Purchase Agreement) (the "Effective Date"); provided, however, that Sections 1.b, 2.c, 5 and 6 of this Agreement shall become effective on the Signing Date.

                  b. Court Approval. In accordance with the Asset Purchase Agreement, the Pegasus Debtors shall file a motion (in form and substance satisfactory to DIRECTV, Pegasus, PCC and the Committee and to be provided to each of them for approval prior to filing) (the "Approval Motion") seeking entry of an order (in form and substance satisfactory to DIRECTV, Pegasus, PCC and the Committee) (the "Approval Order") approving: (i) the Cooperation Agreement (to the extent necessary), (ii) this Agreement, and (iii) the Asset Purchase Agreement. The Pegasus Debtors, the Pegasus Non-Debtors, the Committee, and the Releasing Members shall support the Approval Motion, and shall not withdraw, or modify in any manner adverse to each other, the Approval Motion or Approval Order.

                  c. Closing of the Asset Purchase Agreement. The Pegasus Debtors and DIRECTV agree for the benefit of the Pegasus Non-Debtors, that the Closing (as defined in Asset Purchase Agreement) shall not occur unless the Approval Order shall have been entered and the Approval Order and this Agreement shall be in full force and effect and without any modification or amendment adverse to the Pegasus Non-Debtors made without the prior written approval of PCC.

                  d. Support Services Agreement. The Committee and the Releasing Members party to this Section 5.d shall not (i) object to the allocation to, and payment by, the Pegasus Debtors, in a manner consistent with the Support Services Agreement, of expenses incurred pursuant to the Cooperation Agreement and paid or payable by the Pegasus Non-Debtors or (ii) seek reconsideration of the order of the Bankruptcy Court dated July 22, 2004 approving the Support Services Agreement so long as the Pegasus Debtors are providing services required under the Cooperation Agreement in accordance therewith.

         6. OTHER PROVISIONS.
            ----------------

                  a. Termination. This Agreement shall terminate upon a termination of the Asset Purchase Agreement for any reason.

                  b. No Admission. If the compromise and settlement does not become effective, this Agreement and any action taken or statements made by or behalf of any Party hereto in connection with seeking the approval of this Agreement and the compromise and settlement shall be of no force and effect and shall be deemed null and void and shall not be referred to by any Party for any purpose whatsoever in any proceeding, except for the purpose of enforcing the provisions of this Section 6.b.

                  c. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and, additionally with respect to the Pegasus Debtors, shall be binding upon the Pegasus Successor, any transferee of the Patronage Certificates, any chapter 11 or 7 trustee appointed or elected for any of the Pegasus Debtors and shall not be discharged by any plan of reorganization or liquidation that may be confirmed in the Chapter 11 Case, the conversion of such case to Chapter 7, or the dismissal of any such case. The Parties hereby agree that the terms of any plan submitted by any of them to the Bankruptcy Court for confirmation shall not be in conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of the other Parties hereunder. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person not a party to this Agreement other than any Person that is released from Claims under Section 3 to the extent provided in such section. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Parties and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the Parties of any such obligations.

                  d. Submission to Jurisdiction.

                           (1) Without limiting any party's right to appeal any
order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and
(ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 6.i. below; provided, however, that if the Chapter 11 Case is closed or if the Bankruptcy Court elects to not exercise its jurisdiction, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County, for the resolution of any such claim or dispute. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the location of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                           (2) Each of the Parties hereby consents to process
being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 6.i below.

                  e. Waiver of Right to Trial by Jury. Each Party waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

                  f. Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules), the Cooperation Agreement, and the Asset Purchase Agreement represent the entire agreement among the Parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by each of the Parties, other than the Releasing Members, and if such amendment, supplement, change or waiver relates to a Section of this Agreement to which a Releasing Member is a Party, such Releasing Member. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  g. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, irrespective of and without regard for its conflicts of law principles, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

                  h. Counterparts. This Agreement may be executed in one or more counterparts and by facsimile, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  i. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a Party may have specified by notice given to the other Party pursuant to this provision):

If to Pegasus Debtors:                                       Copy to:     Sidley Austin Brown & Wood LLP
                                                                          Ten South Dearborn Street
Pegasus Satellite Communications, Inc.                                    Chicago, IL  60603
225 City Line Avenue                                                      Facsimile: (312) 853-7036
Bala Cynwyd, PA  19004                                                    Attn:  Larry J. Nyhan, Esq.
Facsimile: (610) 934-7072
Attn:    Ted S. Lodge
         President and Chief Operating Officer

If to Pegasus Non-Debtors:                                   Copy to:     Debevoise & Plimpton LLP
                                                                          919 Third Avenue
Pegasus Communications Corporation                                        New York, NY  10022
225 City Line Avenue                                                      Facsimile: (212) 909-6836
Bala Cynwyd, PA  19004                                                    Attn:  Richard F. Hahn, Esq.
Facsimile: (610) 934-7072
Attn:    Marshall W. Pagon
         Chairman and Chief Executive Officer

If to DTV Parties:                                           Copy to:     Weil, Gotshal & Manges LLP
                                                                          767 Fifth Avenue
DIRECTV, Inc.                                                             New York, NY  10153
2230 East Imperial Highway                                                Facsimile: (212) 310-8007
El Segundo, CA  90245                                                     Attn:   Richard P. Krasnow, Esq.
Facsimile: (310) 964-4991
Attn:    Dan Fawcett                                                      Kirkland & Ellis LLP
         Executive Vice President, General Counsel and                    777 South Figueroa Street
         Secretary                                                        Los Angeles, CA  90017
                                                                          Facsimile:  (213) 680-8500
                                                                          Attn:  Michael E. Baumann, Esq.

If to DTVG Parties:                                          Copy to:     Weil, Gotshal & Manges LLP
                                                                          767 Fifth Avenue
The DIRECTV Group, Inc.                                                   New York, NY  10153
2250 East Imperial Highway                                                Facsimile: (212) 310-8007
El Segundo, CA  90245                                                      Attn:   Richard P. Krasnow, Esq.
Facsimile:  (310) 964-0838
Attn:    Larry D. Hunter                                                  Kirkland & Ellis LLP
         Executive Vice President, General Counsel and                    777 South Figueroa Street
         Secretary                                                        Los Angeles, CA  90017
                                                                          Facsimile:  (213) 680-8500
                                                                          Attn:  Michael E. Baumann, Esq.

If to NRTC:                                                  Copy to:     Manatt, Phelps & Phillips, LLP
                                                                          1501 M. Street N.W., Suite 700
National Rural Telecommunications Cooperative                             Washington, DC  20005
2121 Cooperative Way, Suite 500                                           Facsimile:  (202) 643-4394
Herndon, VA  20171                                                        Attn:  Stephen M. Ryan, Esq.
Facsimile: (703) 471-3960
Attn:    B.R. Phillips, III, President                                    Posternak Blankstein & Lund LLP
                                                                          The Prudential Tower
                                                                          800 Boylston Street
                                                                          Boston, MA  02199-8004
                                                                          Facsimile:  (617) 367-2315
                                                                          Attn:  Donald H. Siegel, P.C.

                                                                          Morgan Lewis & Bockius LLP
                                                                          101 Park Avenue
                                                                          New York, NY 10178-0060
                                                                          Facsimile: (212) 309-6001
                                                                          Attn:  Andrew Gottfried, Esq.
                                                                                 Jay Teitelbaum, Esq.

If to Committee or any Releasing Member:

Akin Gump Strauss Hauer Feld, LLP
590 Madison Avenue
New York, NY  10022
Facsimile: (212)872-1002
Attn:    Daniel Golden, Esq.
         David Botter, Esq.



                            [SIGNATURE PAGES FOLLOW]

Pegasus Satellite Communications, Inc.                    DIRECTV, Inc.
(on its own behalf and on behalf of its direct and        (on its own behalf and on behalf of its direct and
indirect debtor subsidiaries)                             indirect subsidiaries)

By:   /s/ Ted S. Lodge                                    By:   /s/  Michael W. Palkovic
      ------------------                                        --------------------------
      Name:  Ted S. Lodge                                       Name: Michael W. Palkovic
      Title: President and Chief Operating Officer              Title: Executive Vice President & Chief Financial
                                                                         Officer


Pegasus Communications Corporation                        The DIRECTV Group, Inc.
(on its own behalf and on behalf of its direct and        (on its own behalf and on behalf of its direct and
indirect non-debtor subsidiaries)                         indirect subsidiaries other than DIRECTV, Inc. and its
                                                          direct and indirect subsidiaries)


By:   /s/ Ted S. Lodge                                    By:   /s/  Larry D. Hunter
      ------------------                                        --------------------------
      Name:  Ted S. Lodge                                       Name:  Larry D. Hunter
      Title: President and Chief Operating Officer              Title: Executive Vice President & General Counsel

National Rural Telecommunications Cooperative             The Statutory Committee of Unsecured Creditors duly
                                                          appointed in the Chapter 11 Case of Pegasus Satellite
                                                          Communications, Inc. and its affiliates and subsidiaries


                                                          By:   /s/  Wachovia Bank NA, solely in its capacity as
                                                                Committee Chairperson and not in its individual
By:   /s/  B.R. Phillips III                                    capacity
      -------------------------                                 -----------------------------------------------
      Name: B.R. Phillips III                                   Name: Staci E. Marino
      Title:  President and CEO                                 Title: Vice President

Singer Children Management Trust and affiliates, as to    LC Capital Master Fund, as to Sections 3.f, 3.h, 3.i.,
Sections 3.f, 3.h, 3.i., 5.a, 5.b, 5.d and 6              5.a, 5.b, 5.d and 6

By:   /s/ Gary Singer                                      By:  /s/  Steven Lampe
      ----------------                                          ------------------
      Name: Gary Singer                                         Name: Steven Lampe
      Title: Investment Advisor                                 Title: Managing Member

Silver Point Capital, as to Sections 3.f, 3.h, 3.i.,
5.a (excluding the proviso thereto), and 5.b

By:   Fortgang Consulting LLC

By:   /s/  Chaim Fortgang
      ------------------------
      Name: Chaim Fortgang
      Title:

                                 Exhibits
                                 --------

A:    Pegasus Debtors

B.    Pegasus Debtors' Predecessors in Interest

C.    Form of Certification and Assumption Agreement

D:    Form of Legend for Patronage Certificates

                                 Schedules
                                 ---------

1:    List of Actions

2:    List of Letters of Credit Obtained by Pegasus for the Benefit of NRTC

                                    EXHIBIT A
                                    ---------

                                 PEGASUS DEBTORS
                                 ---------------

                         Part I: Selling Pegasus Debtors
                         -------------------------------

PEGASUS SATELLITE TELEVISION, INC.
PEGASUS SATELLITE TELEVISION OF ILLINOIS, INC.
GOLDEN SKY SYSTEMS, INC.
GOLDEN SKY DBS, INC.
GOLDEN SKY HOLDINGS, INC.
ARGOS SUPPORT SERVICES COMPANY
CARR RURAL TV, INC.
DBS TELE-VENTURE, INC.
DIGITAL TELEVISION SERVICES OF INDIANA, LLC
DTS MANAGEMENT, LLC
HENRY COUNTY MRTV, INC.
PRIMEWATCH, INC.
PST HOLDINGS, INC.
SOUTH PLAINS DBS LP

                         Part II: Other Pegasus Debtors
                         ------------------------------

BRIDE COMMUNICATIONS, INC.
B.T. SATELLITE, INC.
HMW, INC.
PEGASUS BROADCAST ASSOCIATES, L.P.
PEGASUS BROADCAST TELEVISION, INC.
PEGASUS BROADCAST TOWER, INC.
PEGASUS MEDIA & COMMUNICATIONS, INC.
PEGASUS SATELLITE COMMUNICATIONS, INC.
PORTLAND BROADCASTING, INC.
TELECAST OF FLORIDA, INC.
WDSI LICENSE CORP.
WILF, INC.
WOLF LICENSE CORP.
WTLH LICENSE CORP.

                                    EXHIBIT B
                                    ---------

                    PEGASUS DEBTORS' PREDECESSORS IN INTEREST
                    -----------------------------------------

            Part I: Selling Pegasus Debtors' Predecessors in Interest
            ---------------------------------------------------------

Digital Television of Kansas, LP
Digital Television Services of California
Digital Television Services of CO, LP
Digital Television Services of Colorado
Digital Television Services of Georgia, LLC
Digital Television Services of Kansas
Digital Television Services of Kansas, LP
Digital Television Services of Kentucky
Digital Television Services of KY, LLC
Digital Television Services of New Mexico
Digital Television Services of New York
Digital Television Services of New York I LP
Digital Television Services of NM, LP
Digital Television Services of NY II, LP
Digital Television Services of SC
Digital Television Services of SC I, LP
Digital Television Services of SC II, LP
Digital Television Services of South Carolina I
Digital Television Services of South Carolina II
Digital Television Services of Vermont, LLC
Digital TV Services of Georgia, LLC
Digital TV Services of Vermont, LLC
Golden Sky Systems - Vail*
Pegasus Multistate Satellite TV
Pegasus Satellite of Florida
Pegasus Satellite Television of Michigan, Inc
Pegasus Satellite Television of Ohio, Inc.
Pegasus Satellite Television of Texas Inc.
Pegasus Satellite TV of Arkansas
Pegasus Satellite TV of Georgia
Pegasus Satellite TV of Indiana
Pegasus Satellite TV of Minnesota
Pegasus Satellite TV of Mississippi
Pegasus Satellite TV of Texas, Inc.
Pegasus Satellite TV of Virginia
Spacenet**

 * = DBA.
** = Dissolved
            Part II: Other Pegasus Debtors' Predecessors in Interest
            --------------------------------------------------------

Pegasus Satellite Holdings, Inc.

                                    EXHIBIT C
                                    ---------

                      CERTIFICATE AND ASSUMPTION AGREEMENT
                      ------------------------------------

         The undersigned, in order to induce National Rural Telecommunications Cooperative ("NRTC") to permit the transfer to the undersigned of certain of NRTC's Patronage Certificates listed on Scheduled I hereto and to issue replacement certificates in the name of the undersigned (the "Replacement Patronage Certificates"), hereby certifies and represents to, and agrees with, NRTC as follows:

         (i) It is engaged primarily in the business of _________;

         (ii) Neither it nor any of its direct on indirect parents or subsidiaries, nor any other entity that is under common control with it or any such parent or subsidiary, is a competitor of NRTC or DIRECTV, Inc.;

         (iii) This Agreement has been authorized by all necessary action of the undersigned and is valid and binding on the undersigned and enforceable against the undersigned in accordance with its terms; and

         (iv) It will receive and hold the Replacement Patronage Certificates on and subject to, and agrees to be bound by (a) all the terms and conditions relating to Patronage Certificates as defined and set forth in a Global Settlement Agreement dated as of July 30, 2004 by and among Pegasus Satellite Communications, Inc., Pegasus Communications Corporation, DIRECTV, Inc., The DIRECTV Group, Inc., NRTC and certain other parties (a copy of which is attached hereto) (the "Settlement Agreement"), including, without limitation, Sections 4.b and 4.d thereof, and (b) except as set forth in the Settlement Agreement, the terms and conditions of NRTC's Articles of Incorporation and by-laws. The Replacement Patronage Certificates shall be "Patronage Certificates" for all purposes of the Settlement Agreement and the other agreements entered into in connection therewith that use the term "Patronage Certificates."

         The undersigned further acknowledges and agrees that NRTC is and will be relying on the certifications and representations of the undersigned set forth in this Agreement in consenting to the transfer of the Patronage Certificates listed on Schedule I hereto and in issuing Replacement Patronage Certificates in the name of the undersigned, and accordingly all of the undersigned's interest in, and rights to act as a holder of, the Replacement Patronage Certificates or to receive any payments or distributions in respect thereof, as provided in the Settlement Agreement, are subject to such certifications and warranties being true and correct on and as of the date hereof.

         Executed and delivered to NRTC on this _____ day _____,

                                                ____________________________


                                                By: ________________________

                                                Address: ___________________




Received on _______, ______

National Rural Telecommunications Cooperative

By:______________________]

                                    EXHIBIT D
                                    ---------

                    FORM OF LEGEND FOR PATRONAGE CERTIFICATES
                    -----------------------------------------

This Certificate and the rights of the holder hereunder are subject to the provisions of (i) a Global Settlement Agreement dated as of July 30, 2004 by and among Pegasus Satellite Communications, Inc., Pegasus Communications Corporation, DIRECTV, Inc., The DIRECTV Group, Inc., NRTC and certain other parties (the "Settlement Agreement"), and (ii) except as set forth in the Settlement Agreement, the Articles of Incorporation and bylaws of NRTC. This certificate is non-redeemable and is non-transferable, except as expressly set forth in the Settlement Agreement. By acceptance of this Certificate the holder hereof acknowledges its understanding of and assents to the foregoing restrictions and agrees to be bound thereby.